UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2019

AMERICAN HOMES 4 RENT
AMERICAN HOMES 4 RENT, L.P.
(Exact Name of Registrant as Specified in its Charter)

Maryland (American Homes 4 Rent) Delaware (American Homes 4 Rent, L.P)	001-36013 333-221878-02	46-1229660 80-0860173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30601 Agoura Road, Suite 200
Agoura Hills, California 91301
(Address of Principal Executive Offices) (Zip Code)

(805) 413-5300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Class A common shares of beneficial interest, $.01 par value	AMH	New York Stock Exchange
Series D perpetual preferred shares of beneficial interest, $.01 par value	AMH-D	New York Stock Exchange
Series E perpetual preferred shares of beneficial interest, $.01 par value	AMH-E	New York Stock Exchange
Series F perpetual preferred shares of beneficial interest, $.01 par value	AMH-F	New York Stock Exchange
Series G perpetual preferred shares of beneficial interest, $.01 par value	AMH-G	New York Stock Exchange
Series H perpetual preferred shares of beneficial interest, $.01 par value	AMH-H	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 9, 2019, immediately following its annual meeting of shareholders (the “Annual Meeting”), the Board of Trustees of American Homes 4 Rent (the “Company”), acting on the recommendation of the Nominating and Corporate Governance Committee, elected David Goldberg as a trustee, effective May 9, 2019. Mr. Goldberg will serve as a member of the Board until the 2020 annual meeting of shareholders. Mr. Goldberg was previously Executive Vice President of the Company, a position he resigned effective May 8, 2019. Effective with his election to the Board, Mr. Goldberg will participate in the standard compensation arrangements for the Company’s non-management trustees, as previously reported.

There are no arrangements or understandings between Mr. Goldberg and any person pursuant to which he was appointed as a trustee. There have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Goldberg that are required to be disclosed pursuant to Item 404(a) of SEC Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 9, 2019, the Company held its Annual Meeting in Agoura Hills, California. At the meeting, the Company’s shareholders voted on three proposals and cast their votes as described below. These proposals are described in detail in the proxy statement for our Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 29, 2019.

Proposal 1: The Company’s shareholders elected ten individuals to the Company’s Board of Trustees for the succeeding year or until their successors are duly qualified and elected as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
B. Wayne Hughes	294,129,599	11,145,759	730,528	7,985,629
David P. Singelyn	301,054,406	4,751,688	199,792	7,985,629
John Corrigan	292,714,978	13,091,116	199,792	7,985,629
Douglas N. Benham	302,662,817	3,143,277	199,792	7,985,629
Tamara H. Gustavson	295,595,975	10,210,420	199,491	7,985,629
Matthew J. Hart	298,948,445	6,857,649	199,792	7,985,629
James H. Kropp	298,529,455	7,276,639	199,792	7,985,629
Winifred Webb	304,007,573	1,798,672	199,641	7,985,629
Jay Willoughby	304,791,253	1,014,741	199,892	7,985,629
Kenneth M. Woolley	300,076,205	5,729,888	199,793	7,985,629

Proposal 2: The Company’s shareholders ratified the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
313,781,260	10,397	199,858	—

Proposal 3: The Company’s shareholders cast their votes with respect to the advisory vote to approve executive compensation as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
302,035,054	3,224,320	746,512	7,985,629

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2019

AMERICAN HOMES 4 RENT

By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel

AMERICAN HOMES 4 RENT, L.P.
By:	American Homes 4 Rent, its general partner

By:	/s/ Stephanie Heim
Stephanie Heim
Executive Vice President - Counsel